Exhibit 10.1

SECOND AMENDMENT

TO

CREDIT AGREEMENT

DATED FEBRUARY 27, 2004

BY, BETWEEN AND AMONG

BEASLEY MEZZANINE HOLDINGS, LLC,

BANK OF MONTREAL, CHICAGO BRANCH, AS ADMINISTRATIVE AGENT

AND

THE LENDERS PARTY THERETO

This SECOND AMENDMENT (the “Amendment”) dated as of June 27, 2005, is entered into by, between and among BEASLEY MEZZANINE HOLDINGS, LLC, (“Borrower”), BANK OF MONTREAL, CHICAGO BRANCH (“Bank of Montreal”), as administrative agent for Lenders (in such capacity the “Administrative Agent”), and THE LENDERS (as defined in the Credit Agreement).

WHEREAS, Borrower, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of February 27, 2004, as amended by the First Amendment to Credit Agreement dated June 18, 2004 (as amended, the “Credit Agreement”);

WHEREAS, Borrower, the Administrative Agent and the Lenders (as defined in the Credit Agreement) desire to further amend the Credit Agreement as more particularly set forth below.

NOW, THEREFORE, Borrower, the Administrative Agent and the Lenders hereby agree as follows:

1. Defined Terms. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

2. Amendment to Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

A.	The definition of “Consolidated Operating Cash Flow” is amended by deleting the word “and” immediately prior to subparagraph (b)(ix) therein and adding the following new subparagraph (b)(x) immediately after subparagraph (b)(ix):

“(x) fees and expenses paid in Cash by Borrower and its Subsidiaries in connection with the effectiveness of the Second Amendment to this Agreement to the extent included in determining net income for such period,”

B.	Subsection 2.2A. of the Credit Agreement is amended by deleting the present text thereof in its entirety and substituting in lieu thereof the following:

“A. Rate of Interest. Subject to the provisions of subsections 2.6 and 2.7, each Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by acceleration or otherwise) at a rate determined by reference to the Base Rate or the Adjusted LIBOR Rate, as the case may be. The applicable basis for determining the rate of interest with respect to any Loan shall be selected by Borrower initially at the time a Notice of Borrowing is given with respect to such Loan pursuant to subsection 2.1B. The basis for determining the interest rate with respect to any Loan may be changed by Borrower from time to time pursuant to subsection 2.2D. If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day that Loan shall bear interest determined by reference to the Base Rate.

Subject to the provisions of subsections 2.2E, 2.2G and 2.7, the Loans shall bear interest through maturity as follows:

(a) if a Base Rate Loan, then at the sum of the Base Rate plus the Applicable Margin per annum; or

(b) if a LIBOR Rate Loan, then at the sum of the Adjusted LIBOR Rate plus the Applicable Margin per annum.

With respect to Term Loans and Revolving Loans, the “Applicable Margin” for each Base Rate Loan and LIBOR Rate Loan shall be the percentage set forth below for that type of Loan based upon the Consolidated Total Debt Ratio as set forth and adjusted below:

Consolidated Total Debt Ratio	Applicable Margin
	Base Rate Loan	LIBOR Rate Loan
Greater than or equal to 5.50:1.00	0.500%	1.750%
Greater than or equal to 5.00:1.00 but less than 5.50:1.00	0.250%	1.500%
Greater than or equal to 4.50:1.00 but less than 5.00:1.00	0.000%	1.250%
Less than 4.50:1.00	0.000%	1.000%

The Applicable Margin for each Loan shall be adjusted, to the extent required, three (3) Business Days after the date of delivery of each Compliance Certificate delivered pursuant to subsection 6.1(iii) or 4.2G, as applicable, demonstrating a change in the Consolidated Total Debt Ratio requiring an adjustment to the Applicable Margin, such adjustment to remain in effect until three (3) Business Days after the next date of delivery of a Compliance Certificate (and related financial information required at such time pursuant to subsection 6.1 or 4.2G, as applicable) pursuant to subsection 6.1(iii) demonstrating a change in the Consolidated Total Debt Ratio requiring an adjustment to the Applicable Margin; provided that without limiting any Event of Default or Potential Event of Default that may result therefrom, in the event Borrower does not deliver any Compliance Certificate required pursuant to subsection 6.1 or 4.2G, as applicable, by the date specified therefor or if any Event of Default shall have occurred and be continuing, then, upon the election of Requisite Lenders, the Applicable Margin shall again be the highest amount set forth above until such Event of Default is cured or waived or until three (3) Business Days after the delivery of such Compliance Certificate, as applicable.”

B.	Subsection 7.5 of the Credit Agreement is amended by deleting the present text of subsection (iv) in its entirety and substituting the following text in lieu thereof:

“(iv) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and the Consolidated Total Debt Ratio at such time and immediately prior to and after (on a pro forma basis giving effect to the dividend payment) is less than 5.50:1.00, Borrower may declare and pay Cash dividends to Holdings or NewHoldco for the sole purpose of paying Cash dividends to Holdings’ stockholders, provided that such Cash dividends may not exceed in the aggregate Seven Million Five Hundred Thousand Dollars ($7,500,000) in any Fiscal Year; and ”

C.	Subsection 7.5 of the Credit Agreement is further amended by adding a new subparagraph (v) after subparagraph (iv) contained therein, said new subparagraph (v) to read as follows:

“(v) as long as no Event of Default or Potential Event of Default has occurred and is continuing or would result therefrom and the Consolidated Total Debt Ratio at such time and immediately prior to and after (on a pro forma basis giving effect to the dividend payment) is less than 5.50:1.00, Borrower may declare and pay a special one-time Cash dividend to Holdings or NewHoldco for the sole purpose of paying a Cash dividend to Holdings’ stockholders, provided that such Cash dividend may not exceed in the aggregate Fifteen Million Dollars ($15,000,000) and further provided that such special Cash dividend may not be paid in any Fiscal Year in which Borrower pays Cash dividends permitted under subsection 7.5(iv) of this Agreement.”

D.	Exhibit VI to the Credit Agreement, the form of Compliance Certificate to be delivered to Administrative Agent and Lenders by Borrower pursuant to subsection 6.1(iii) of the Credit Agreement, shall be replaced with the new Exhibit VI attached to this Amendment.

3. Representations and Warranties. Borrower represents and warrants to the Administrative Agent and the Lenders as follows:

A.	The representations and warranties of Borrower contained in the Credit Agreement, as amended hereby, (i) were true and correct in all material respects when made, and (ii) continue to be true and correct in all material respects on the date hereof, except to the extent such representations and warranties by their terms are made solely as of a prior date.

B.	No Event of Default or Potential Event of Default has occurred and is continuing.

C.	The execution and delivery of this Amendment (i) have been duly authorized by all necessary limited liability company action on the part of Borrower; and (ii) do not result in a breach of or constitute a default under any Contractual Obligation of any Obligor or require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of any Obligor or the consent or approval of any Governmental Authority.

D.	This Amendment has been duly executed and delivered by Borrower and is the legally valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

4. Conditions to Effectiveness. This Amendment shall be effective as of June 27, 2005 subject to the satisfaction on or prior to such date of the following conditions:

A.	Receipt by the Administrative Agent of original or facsimile counterpart signatures to this Amendment, duly executed and delivered by the Borrower and all of the Lenders. In the event any Lender becomes a Non-Consenting

Lender with respect to this Amendment, the Administrative Agent shall use commercially reasonable efforts to assist Borrower in securing a commitment from another Lender or an Eligible Assignee to replace the Non-Consenting Lender in accordance with the provisions of subsection 2.9B and Borrower agrees to pay promptly all of the actual and reasonable out-of-pocket costs and expenses incurred by Administrative Agent in connection with its efforts to replace the Non-Consenting Lender.

B.	Borrower shall have paid to Administrative Agent, for distribution to Lenders who are not Non-Consenting Lenders an amendment fee equal to .05% of the Commitments under the Credit Agreement.

5. Miscellaneous Provisions.

A.	Except as otherwise expressly provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument. This Amendment shall be deemed one of the “Loan Documents” under the Credit Agreement.

B.	THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

C.	Headings or captions used in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

D.	This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

BORROWER:

BEASLEY MEZZANINE HOLDINGS, LLC

By:	/s/ Caroline Beasley
Name:	Caroline Beasley
Title:	Vice President and CFO

LENDERS:

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender and as Administrative Agent

By:	/s/ Juliet Barnes
Name:	Juliet Barnes
Title:	Director

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT; ADDITIONAL

SIGNATURE PAGES OF LENDERS ARE ATTACHED]

LENDERS:

Harris Nesbit Financing, Inc., as a Lender

By:	/s/ Juliet Barnes
Name:	Juliet Barnes
Title:	Director

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

The Bank of New York, as a Lender

By:	/s/ Cynthia L. Rogers
Name:	Cynthia L. Rogers
Title:	Managing Director

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

The Bank of America, N.A., as a Lender

By:	/s/ Todd Shipley
Name:	Todd Shipley
Title:	Senior Vice President

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

ING Capital LLC, as a Lender

By:	/s/ Annie Moy
Name:	Annie Moy
Title:	Vice President

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

Wells Fargo Bank, National Association, as a Lender

By:	/s/ Vipa Chiraparut
Name:	Vipa Chiraparut
Title:	Vice President

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

U.S. Bank, N.A., as a Lender

By:	/s/ Keith Kubota
Name:	Keith Kubota
Title:	Vice President

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

Cooperatieve Centrale Raiffeisen-Boerenleen Bank B.A., “Rabobank International”, New York Branch, as a Lender

By:	/s/ Eric Hurshman
Name:	Eric Hurshman
Title:	Managing Director

By:	/s/ Brett Delfino
Name:	Brett Delfino
Title:	Executive Director

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

General Electric Capital Corporation, as a Lender

By:	/s/ Jonathan E. Balch
Name:	Jonathan E. Balch
Title:	Duly Authorized Signatory

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

BNP Paribas, as a Lender

By:	/s/ Ola Anderssen
Name:	Ola Anderssen
Title:	Director

By:	/s/ Gregg Bonardi
Name:	Gregg Bonardi
Title:	Director Media & Telecom Finance

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

Wachovia Bank, as a Lender

By:	/s/ Russ Lyons
Name:	Russ Lyons
Title:	Director

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

Credit Suisse, Cayman Islands Branch (formaerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as a Lender

By:	/s/ Jay Chall
Name:	Jay Chall
Title:	Director

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Associate

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]

LENDERS:

First Dominion Funding I, as a Lender

By:	/s/ Andrew H. Marshak
Name:	Andrew H. Marshak
Title:	Authorized Signatory

[SIGNATURE PAGE TO BEASLEY SECOND AMENDMENT]